SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 29, 2003


                               G&K Services, Inc.
             (Exact name of registrant as specified in its charter)


        Minnesota                    0-4063                      41-0449530
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)



            5995 Opus Parkway, Suite 500, Minnetonka, Minnesota 55343
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (952) 912-5500


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




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Item 7.           Financial Statements and Exhibits.

                  (c) Exhibits.

                           99.1     Press Release dated April 29, 2003.

Item 9. Information Provided Under Item 12 "Disclosure of Results of Operations and Financial Condition"

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission (the "Commission") solely under Item 12 of Form 8-K, "Results of Operations and Financial Condition," pursuant to interim procedures promulgated by the Commission in Release No. 33-8216 issued March 27, 2003.

On April 29, 2003, G&K Services, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 29, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The press release contains certain non-GAAP financial measures, including organic industrial rental growth rate and free cash flow. The organic industrial rental growth rate is calculated using industrial rental revenue adjusted for foreign currency exchange rate differences and revenue from newly acquired locations compared to prior-period results. Management believes that the organic industrial rental growth rate is important to investors because it is a more meaningful indicator of the growth of our existing industrial business. It eliminates the impact of the U.S.-Canadian exchange rate and the affects of several recent acquisitions of business assets. Free cash flow is cash provided by operating activities less capital expenditures. Management believes that this is an important financial measure because it indicates the company's ability to expand, acquire additional business, reduce debt and pay dividends.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  G&K SERVICES, INC.
                                  (Registrant)



Date: April 29, 2003                 By:  /s/ Jeffrey L. Wright
                                         --------------------------------------
                                   Name: Jeffrey L. Wright
                                  Title: Chief Financial Officer and Secretary






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                                  EXHIBIT INDEX


Exhibit No.                Description
-----------                -----------
99.1                       Press Release dated April 29, 2003